UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 9, 2015

PERVASIP CORP.

(Exact name of registrant as specified in its charter)

New York	000-04465	13-2511270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

430 North Street

White Plains, NY 10605

(Address of principal executive offices)

(914) 750-9339

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13-4(e) under the Exchange Act (17 CFR 240.13e-4(c))21723200

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01. Entry into a Material Definitive Agreement.

On January 14, 2014, Pervasip Corp. (the “Company”) executed a settlement and release agreement (the “Agreement”) with the Pension Benefit Guarantee Corporation (the “PBGC”), pursuant to which PBGC agreed to accept $100,000 in full satisfaction of all amounts that had been due from Pervasip. The Company reported a liability to the PBGC in its August 31, 2014 Quarterly Report on Form 10-Q of $1,987,255.

The following describes certain of the material terms of the Agreement. The description below is not a complete description of the material terms of the transaction and is qualified in its entirety by reference to the Agreement entered into in connection with the transaction, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K:

Payments. The Company agreed to pay the sum of $100,000 (the “Settlement Amount”) to the PBGC. On each of January 31, 2015, April 30, 2015, July 31, 2015 and October 31, 2015, the Company shall pay $25,000 to the PBGC.

PBGC Release. Upon receipt of the Settlement Amount, the PBGC shall be deemed to have released the Company from any and all employer liability and fiduciary liability.

On January 9, 2015, the Company received a modification of the terms of a note payable to Diamond Remark, Inc., which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, dated September 4, 2014. The modification delayed the requirement of a reverse split by January 31, 2015. Consequently, the Company has canceled plans to file for a reverse split.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events.

On January 14, 2015 the Company issued a press release announcing the Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

SECTION 9 – FINANCIAL STATEMENT AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Number Documents

Number	Documents
10.1	Settlement and Release Agreement by and between Pervasip Corp. and Pension Benefit Guaranty Corporation, on January 14, 2015

99.1	Press release of Pervasip Corp. dated January 14, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERVASIP CORP.

Date: January 14, 2015	By:	/s/ Paul H. Riss
Name: Paul H. Riss
Title: Chief Executive Officer